                                                                    Exhibit 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of June 28, 1999 by and between LAWRENCE D. DAMRON, an Illinois resident ("Employee"), and EVEREST HEALTHCARE SERVICES CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, the Company provides dialysis and other services to patients and other clients through its subsidiaries, and provides management, operational and other services to its subsidiaries and various other entities; and

     WHEREAS, the Company desires to employ Employee, and Employee desires to be so employed, in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   Employment.
     ----------

     1.1. Engagement of Employee.  The Company agrees to employ Employee as
          ----------------------
Chief Financial Officer of the Company, and Employee accepts such employment by the Company, during the period beginning on the Effective Date and ending on the fifth anniversary thereof (the "Expiration Date"), unless sooner terminated pursuant to Section 3 hereof (the "Employment Period"). The parties agree that Employee's employment by the Company shall commence on June 28, 1999 (the "Effective Date").

     1.2  Duties and Powers.  During the Employment Period, Employee will serve
          -----------------
as Chief Financial Officer of the Company, and will have such responsibilities, duties and authorities as outlined on Exhibit A hereto and render such other services of an executive and administrative character to the Company, its subsidiaries and its affiliates, as the chief executive officer of the Company or Board of Directors of the Company (the "Board") may from time to time direct. Employee will devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, businesslike and efficient manner, and in a manner which does not violate any fiduciary duties Employee owes the Company under common or statutory law, for the purpose of advancing the Company. Employee acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests except insignificant activities or interests which do not conflict or compete with the business of the Company and its subsidiaries or interfere with the performance of Employee's duties hereunder.

2.   Compensation.
     ------------

     2.1  Base Salary.  During the Employment Period, the Company will pay
          -----------
Employee a base salary at the rate of $235,000 per annum, or a greater amount as determined by the Board in its sole discretion (the base salary in effect from time to time is hereinafter referred to as the "Base Salary"), payable in regular installments in accordance with the Company's general payroll practices for salaried officers. Employee shall be reviewed annually and may receive, but the Company is not obligated to provide, increases in base salary depending on the Employee's performance.

     2.2  Bonus Plan.  Employee shall be eligible to receive bonus compensation,
          ----------
in the sole discretion of the Board, after each fiscal year of the Company ending during the Employment Period based on the Company's performance during such fiscal year and Employee's contributions to such performance and in an amount equal to up to forty-five percent (45%) of his annual Base Salary during such fiscal year; provided, that the bonus compensation payable to Employee following the September 30, 1999 fiscal year end of the Company shall not be less than $32,000. Bonuses in excess of forty-five percent (45%) of Base Salary may be paid at the Company's sole discretion for performance that exceeds targeted objectives.

     2.3  Benefits.  In addition to the compensation payable to Employee
          --------
hereunder, Employee will be entitled to the following benefits during the Employment Period, which benefits are provided to officers of the Company generally as of the date hereof and shall only be modified to the extent required to provide Comparable Benefits (as defined below):

          (a) participation in any plan, arrangement or policy of the Company relating to profit sharing, pensions, life insurance, disability, health care coverage or education, that the Company has adopted for the benefit of its officers generally, as such benefits may be changed by the Company from time to time during the term of this Agreement;

          (b) paid vacation each year with salary, consistent with Company policy for all salaried officers, but in no event less than four weeks paid vacation and five company holidays each year;

          (c) reimbursement for reasonable out-of-pocket business expenses incurred by Employee in the ordinary course of his duties, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses, including, without limitation, requirements with respect to reporting and documentation of such expenses; and

          (d) a personal expense account, funded at the employee's discretion from a designated portion of the Employee's salary, to be used for legitimate business expenses, provided all monies not used in the account at each year end will be returned to the Employee as his salary.

     2.4  Stock Options.  Effective as of the date hereof and as additional
          -------------
consideration for the services provided by Employee to the Company hereunder, the Company agrees to grant to Employee the right and option to purchase 70,000 shares of the common stock of the Company, at an exercise price of $13.05 per share and on such other terms and conditions as provided in the Stock Option Agreement dated of even date herewith between the Company and Employee. In addition, as an executive officer of the Company, Employee shall be eligible to receive, but the Company is not obligated to grant, additional options. The grant of any such options, number of shares, price and any other term or condition regarding any option shall be determined solely by the Board or designated committee of the Board.

     2.5  Success Bonus.  In the event (i) the Company enters into a definitive
          -------------
binding agreement for the sale of the Company (whether pursuant to a merger, a sale of substantially all of the assets or all the common stock, or otherwise) to a third party pursuant to which the shareholders of the Company receive cash or marketable securities in exchange for the Company's stock (a "Sale") prior to September 30, 2002, (ii) such Sale closes, and (iii) Employee is employed by the Company at the time of the closing, the Company will pay to Employee an additional bonus of $400,000 no later than 30 days following the closing of the Sale; provided, that the bonus described above shall not apply or be payable with respect to any public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock or in the event the Sale does not result in a change of control of the Company.

3.   Termination.
     -----------

     3.1  Termination By Employee or the Company.  The Employment Period (i)
          --------------------------------------
shall automatically terminate immediately upon Employee's resignation (for or without Good Reason, as defined below) or death, or (ii) may be terminated by the Company upon written notice delivered to Employee for or without Cause (as defined below) or by reason of Employee's Permanent Disability (as defined below).

          (a) "Good Reason" shall mean a significant demotion or material diminution in Employee's duties and responsibilities; provided that Employee voluntarily terminates his employment with Company within 120 days after such event occurs; provided, further, that Good Reason shall not be deemed to exist for purposes hereof if, (1) the Company provides notice to Employee of any change in his duties or his responsibilities and Employee fails to provide written notice to the Company within 30 days of being notified of such change that he objects to such change and that such change constitutes a significant demotion or material diminution in Employee's duties and responsibilities hereunder, or (2) Cause then existed for the termination of Employee's employment hereunder and the Company notifies Employee thereof within 90 days of receiving notice from Employee that Employee is resigning for Good Reason, if any such notice is given, or of such Employee's resignation for Good Reason, if any such notice is not given.

          (b) "Cause" shall mean a determination by the Board in the exercise of its reasonable judgment that Employee has (i) committed an act or acts constituting a felony or other act involving dishonesty, a breach of his fiduciary duties owed to the Company under common or statutory law or fraud with respect to the Company or Affiliated Entity (as defined below) or (ii) willfully taken or willfully failed to take any action the consequence of which action or omission is materially damaging to the business, assets or financial condition of the Company or an Affiliated Entity. Without limiting the generality of the preceding sentence, the Company and Employee acknowledge and agree that "Cause" shall not include any breach by Employee of the terms and conditions of this Agreement, which breach, provided that the Board has determined it is of a nature that is capable of being cured, is cured by Employee within thirty (30) days after Employee receives written notice from the Company specifying the nature of such breach.

          (c) "Permanent Disability" shall mean, with respect to the Employee
     (i) the suffering of any mental or physical illness, disability or incapacity to the extent that the Employee shall be unable to perform his duties for a period of three months during any six-month period, or (ii) the absence of the Employee from his employment by reason of any mental or physical illness, disability or incapacity for a period of three months during any six-month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board and reasonably acceptable to the Employee. The Employment Period shall end in the case of clause (i) and (ii) on the last day of such three-month period. Notwithstanding the foregoing, a condition shall not be a Permanent Disability if it is the result of (i) a willfully self-inflicted injury or willfully self-inflicted sickness or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense.

          (d) "Affiliated Entity" shall mean any entity which, directly or indirectly controls, is controlled by or is under common control with, the Company.

     3.2  Compensation After Termination or Expiration.
          --------------------------------------------

          (a) If the Employment Period is terminated by the Company for Cause then the Company shall have no further obligation hereunder or otherwise with respect to Employee's employment from and after the termination date except payment of Employee's Base Salary accrued through the effective date of such termination.

          (b) If the Employment Period is terminated (i) by the Company without Cause; or (ii) due to Employee's death or Permanent Disability; or (iii) due to Employee's resignation for or without Good Reason (as defined below), Employee (or his designated beneficiary) shall be entitled to receive (A) Severance Pay (as defined below) and (B) health and life insurance for up to 12 months from the date of termination on the same basis as provided to Employee prior to termination.

          "Severance Pay" shall mean a cash payment equal to a percentage of Employee's Base Salary, payable for one year from the date of such termination, in regular installments in accordance with the Company's regular payroll practices for salaried officers in effect at such time, as follows:

               (A) with respect to a termination by the Company without Cause, or resignation by Employee for Good Reason or due to Employee's death or Permanent Disability, 130% of the Base Salary; or

               (B) with respect to a termination due to Employee's resignation without Good Reason: (A) 130% of the Base Salary if the date of termination is on or after the third anniversary of the Effective Date; (B) 86% of the Base Salary if the date of termination is on or after the second anniversary, but prior to the third anniversary, of the Effective Date; (C) 43% of the Base Salary if the date of termination is on or after the first anniversary, but prior to the second anniversary, of the Effective Date; or (D) zero if the date of termination is prior the first anniversary of the Effective Date.

          (c) The Employee hereby agrees that upon any termination of the Employment Period for any reason the Company shall not have any liability to Employee except for the payments required to be made by this Section 3.2 and except as otherwise set forth in Section 3.3(d), and without regard to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees. The Company and the Employee acknowledge that it would be impractical or extremely difficult to fix the Employee's actual damages in the case of any such termination. Therefore, the Company and Employee agree that the payments to be paid as provided for in this Section 3.2 and Section 3.3(d) shall constitute liquidated damages; provided, however, that the Employee shall be under no duty to mitigate such liquidated damages. In return for tendering payment of such liquidated damages, regardless of whether after tender of such payment Employee accepts it, Employee for himself and his heirs, executors, administrators and assigns (collectively, the "Releasors") does hereby remise, release, and forever discharge as to the Company and any of its Affiliated Entities and their respective agents, officers, directors and employees, heirs, successors, assigns (collectively, the "Releasees"), all manners of action, cause and causes of action, suits, debts, dues, accounts, liabilities, covenants, contracts, agreements, claims, obligations, damages, injuries and demands (collectively, the "Actions") whatsoever of any kind and nature, whether foreseen or unforeseen, contingent or actual, liquidated or unliquidated, in law or in equity, which any Releasor has or may have against any Releasee except for claims for breaches by the Company of express provisions of Section 3.2 or Section 3.3(d) of this Agreement. The Employee hereby covenants not to sue any Releasee relating to any Action.

          (d) Notwithstanding any provision hereof other than Section 3.3(d), after termination or expiration of the Employment Period for any reason (i) the Company shall continue to have all of its rights hereunder (including, without limitation, all rights under Section 4 hereof at law or in equity), and (ii) Employee shall continue to have all of his rights under Section
     3.2 and Section 3.3 hereof.

     3.3  Obligations On Termination.
          --------------------------

          (a) Upon the expiration or termination of the Employment Period for any reason, Employee shall be deemed to have resigned from all offices, directorships, trusteeships, or other positions he may then hold with the Company or an Affiliated Entity. Such resignation shall be deemed effective immediately thereupon, without the requirement that a written resignation be delivered.

          (b) Employee agrees that following the expiration or termination of the Employment Period for any reason, he will provide any service which the Company may reasonably request to discharge its continuing obligations with respect to services performed by Employee for a period not to exceed 60 days (and so long as such services do not interfere with any new position or employment of Employee), and in such events Employee will be entitled to compensation on a per diem basis at his then customary rate for such services in addition to all other payments due the Employee by the Company in accordance with the terms hereof. Such rate shall be negotiated between the parties in good faith, or if they are unable to agree shall be 200% of Employee's Base Salary divided by 365.

          (c) The Employee hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Employee in the course of or incident to his employment belong to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal property" includes, without limitation, all books, manuals, records, financial statements, reports, notes, contracts, lists, blueprints, and other documents or materials, or copies, summaries or excerpts thereof, and all other proprietary information relating to the business of the Company; provided, however, that nothing shall preclude the Employee from retaining or removing (i) his personal rolodex, calendars, personal files of business processes, personal education and general business materials ("Personal Files"); (ii) information not containing Confidential Information (as hereinafter defined in Section 4.5) or a trade secret obtained while in the employ of the Company; or (iii) the Employee's personal computer provided all Confidential Information is deleted. The Employee cannot retain or remove personal property that is or contains Confidential Information or a trade secret obtained while in the employ of the Company. Prior to retaining or removing any personal property other than his Personal Files, the Employee will inform the Company of what personal property he intends to retain or remove. If a dispute arises between the Company and the Employee regarding the right of Employee to remove any such personal property, the parties shall arbitrate such dispute in a manner mutually agreeable to them. Following termination, the Employee will not retain any written or other tangible material containing any Confidential Information or trade secrets, except as described above.

          (d) In the event the Employment Period expires or is terminated (other than due to the resignation or termination by Employee for the failure of the Company to (i) pay his Base Salary in accordance with Section 2.1 or bonus in accordance with Section 2.2, or (ii) pay or make available Comparable Benefits (as defined below) (the failures included in clauses (i) and (ii) are hereinafter collectively referred to as the "Termination Events")), the Company's sole liability to Employee shall be limited to, and Employee shall only be entitled to sue the Company for, the compensation due to him in accordance with Section 3.2. In the event the Employment Period is terminated due to the resignation by Employee for the occurrence of any Termination Event, Employee shall have the right to exercise any rights he has in law or equity, including the right to sue for damages and to render this Agreement of no further force or effect. "Comparable Benefits" means, for purposes of this Agreement, all employee benefits including, but not limited to, vacation, disability, death benefits, healthcare, pension and 401K plans, those benefits provided in
     Section 2.3, and other fringe benefits provided to other similarly situated Company executives ("Company Benefits") with respect to both the financial effect of such benefits to Employee and the terms and provisions of such benefits (which benefits must be within a range of no less than 90% of the Company Benefits).

4.   Covenant Not to Compete.
     -----------------------

     4.1  Employee's Knowledge.  Employee acknowledges and agrees that he has
          --------------------
occupied and will continue to occupy a position of trust and confidence with the Company and has and will become familiar with the Company's trade secrets and other proprietary and confidential information concerning the Company. Employee acknowledges and agrees that his services are of a special, unique and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement. Employee further acknowledges that the Company's relationships with its clients and other business partners are among its most valuable assets which in many cases have been created over a long period of time and, if lost, could not be replaced.

     4.2  Non-Compete.
          -----------

          (a) As consideration for the Company entering into this Agreement, and in recognition of the Company's proprietary interest in its business, Employee agrees that he shall not, during the Restricted Period (as defined below), directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or adviser to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist, any person that engages in or owns, invests in, operates, manages or controls any venture or enterprise engaging or proposing to engage in the Business (as defined below) anywhere in the Territory (as defined below). "Business" shall mean the performance of activities related to:

          (i) the provision of dialysis treatments or services utilized in connection with any dialysis treatment;

          (ii) the purchase, sale or establishment of dialysis operations and facilities;

          (iii) practice management for any physician or entity practice which provides nephrology or renal dialysis services; or

          (iv) extracorporeal blood handling as provided by the Company or any Affiliated Entity as of the date hereof.

     Notwithstanding the foregoing to the contrary, the Employee may engage in activities related to (x) practice management under clause (iii) for any practice management company or managed care company other than any company the principal business of which is providing management services for nephrology or renal dialysis practices and (y) the sale of products used in dialysis treatments or extracorporeal blood handling. "Restricted Period" shall mean the period commencing on the Effective Date hereof and ending on the date which is the second anniversary of the first to occur of the Expiration Date and the date Employee's employment with the Company is terminated for any reason.

          (b) The Restricted Period shall be automatically extended for a period equal to any period that Employee is in breach of the restrictive covenants set forth in this Section 4 (the "Restrictive Covenants"). "Territory" shall mean the area included within a 20 mile radius of any location where the Company or any of its Affiliated Entities provides services or engages in the Business, including any Medicare certified outpatient renal dialysis facility or any other facility providing any services or engaging in any activities of the Business which is (x) owned, operated or managed by the Company or any Affiliated Entity on the Expiration Date or the date on which the Employment Period is otherwise terminated or at any time during the 18 months preceding such date, or (y) for which the Company or any Affiliated Entity during the nine months preceding the Expiration Date or the date on which the Employment Period is otherwise terminated, was actively engaged in efforts to establish, acquire, manage or operate (each such facility is hereinafter referred to as a "Facility"). With respect to the Territory, Employee specifically acknowledges that the Company plans to conduct the Business throughout the United States and to undertake to expand the Business throughout the United States. If Employee's employment with the Company is terminated within the six months following a Change of Control (as defined below), the term "Facility," as defined for these purposes, shall not include those facilities which are owned, managed, or operated by an Affiliated Entity which became an Affiliated Entity as a result of the transaction which also resulted in the Change of Control. "Change of Control" shall mean any person or entity, other than a shareholder of the Company on the date hereof, acquiring in excess of fifty percent (50%) of the assets or issued and outstanding voting stock of the Company other than as a result of, or after the occurrence of, a sale, in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock in which the price per share paid by the public for such securities will be at least $10, reflecting a post-offering market capitalization for the Company of at least $150 million.

     4.3  Non-Solicitation.  Without limiting the generality of the provisions
          ----------------
of Section 4.2 hereof, Employee hereby agrees that, during the Restricted Period, he will not, directly or indirectly, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation or other entity which was a client or other business partner of the Company during the term of this Agreement or any referring physician or any owner of facilities operated by the Company or its Affiliated Entities and, in each instance, who or which is located in the Territory, or from any successor in interest to any such person, firm, corporation or other entity who or which is located in the Territory, for the purpose of securing business relationships or contracts related to the Business; provided, however, that nothing contained herein shall be construed to prohibit or restrict Employee from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company required under and as specifically contemplated by
Section 1 above.

     4.4  Interference with Relationships.  During the Restricted Period,
          -------------------------------
Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) except on behalf of the Company, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company or its Affiliated Entities during the Restricted Period or during the eighteen month period preceding the Restricted Period, or otherwise seek to influence or alter any such person's relationship with the Company or its Affiliated Entities, or (ii) solicit or encourage any client or other business partner of the Company or its Affiliated Entities or any referring physician or any owner of facilities operated or managed by the Company or its Affiliated Entities to terminate or otherwise alter his relationship with the Company or its Affiliated Entities.

     4.5  Confidential Information.  The Employee agrees that during the
          ------------------------
Employment Period or at all times thereafter, he shall not disclose to any person or entity not employed by the Company and not engaged to render services to the Company or otherwise use any Confidential Information obtained while in the employ of the Company, except on behalf of the Company in accordance with its policies or as such disclosure may be required by law or a court order. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company, Peak Liquidating, L.L.C., a limited liability company formed under the laws of the State of Delaware ("Peak"), any Affiliated Entities, or any of their clients or other business partners, including but not limited to information relating to financial statements, client or other business partner identities, potential clients, employees, information, analyses, or other proprietary information used by the Company, Peak, or any Affiliated Entities in connection with their businesses; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee or is approved for disclosure by the Company. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company, Peak and the Affiliated Entities.

     4.6  Blue-Pencil.  If any court of competent jurisdiction shall at any time
          -----------
deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 4 shall nevertheless stand, the Restricted Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

     4.7  Remedies.
          --------

          (a) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and Employee hereby acknowledges and agrees that such restrictions, rights and remedies are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Employee.

          (b) Employee acknowledges and agrees that the Restrictive Covenants are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled, upon three days' notice to Employee, to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to a hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

5.   Miscellaneous.
     -------------

     5.1  Notices, Consents, etc.  Any notices, consents or other communication
          -----------------------
required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission (along with a copy sent by first-class mail) to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

          If to Company:      Everest Healthcare Services Corporation
                              101 North Scoville
                              Oak Park, Illinois  60302
                              Attention:  Craig W. Moore
                              Fax: 708/386-1711

          With copies to:     Katten Muchin & Zavis
                              525 West Monroe Street, Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Alan M. Berry, Esq.
                              Fax: 312/902-1061

          If to Employee:     Lawrence D. Damron
                              2524 North Burling Street
                              Chicago, Illinois 60614

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile.

     5.2  Severability.  The unenforceability or invalidity of any provision of
          ------------
this Agreement shall not affect the enforceability or validity of any other provision.

     5.3  Entire Agreement.  This Agreement and those documents expressly
          ----------------
referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior (or contemporaneous) understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     5.4  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     5.5  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties, except it will be assignable by the Company in connection with a sale of the Company's business. Notwithstanding anything to the contrary contained herein, Employee may not assign any of his rights or delegate any of his responsibilities, liabilities or obligations under this Agreement, without the written consent of the Company.

     5.6  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     5.7  Amendment and Waiver.  Any provision of this Agreement may be amended,
          --------------------
or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Employee or the Company, only if such amendment or waiver is set forth in a writing executed by Employee or the Company, respectively. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     5.8  Construction.  This Agreement shall be construed and enforced in
          ------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

     5.9  Consent to Jurisdiction and Service of Process.  The Company and
          ----------------------------------------------
Employee hereby consent to the jurisdiction of any state or federal court located within the County of Cook, State of Illinois and irrevocably agree that subject to the Company's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Employee accepts for himself and in connection with his properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of all process in any such proceeding in any such court shall be mailed by registered mail to Employee, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. Employee hereby agrees that service upon him by certified mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Company to bring proceedings against Employee in the courts of any other jurisdiction.

     5.10 Employee Acknowledgment.  The Employee acknowledges (a) that he has
          -----------------------
consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     5.11 Mediation.  The Company and Employee agree that in the event of any
          ---------
dispute between the Company and Employee concerning the terms of this Agreement, unless equitable relief is sought, the parties will submit the matter to mediation prior to the commencement of legal action.

     5.12 D&O Insurance. The Company shall maintain insurance which would cover
          -------------
Employee in connection with any liability asserted against Employee for performance of his duties hereunder or as a result of being an employee of the Company, whether the Company would be permitted to indemnify the Employee against such liability under applicable law to the same extent it maintains such insurance for other officers of the Company. In addition, the Company shall provide Employee with contractual indemnification on terms consistent with that provided to other executives of the Company.

     5.13 Successors/Binding Agreement.
          ----------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Employee's death, all amounts otherwise payable to Employee hereunder shall, unless otherwise provided herein, be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

     IN WITNESS WHEREOF, the parties have caused executed this Agreement to be duly executed and delivered as of on the day and year first above written.


                              THE COMPANY:
                              -----------

                              EVEREST HEALTHCARE SERVICES
                               CORPORATION


                              By:/s/ Craig W. Moore
                                 -----------------------------------
                                    Craig W. Moore
                                    Chief Executive Officer



                              EMPLOYEE:
                              --------


                              /s/ Lawrence D. Damron
                             ---------------------------------------
                                  Lawrence D. Damron

                                   EXHIBIT A
                                   ---------

                     Primary Responsibilities of Employee
                     ------------------------------------

Employee, as Chief Financial Officer, will be a "hands on" financial executive with full responsibility and accountability for the Accounting, Tax, Finance, Treasury, SEC/Regulatory compliance and reporting, Information Technology, and Facilities Management operations for the Company. Employee will direct, administer and coordinate the activities of the Company in accordance with the goals, objectives, and policies established by the Board of Directors, Chief Executive Officer, and federal and state regulatory agencies. Employee will institute policies and objectives covering the organizations financial performance, quality, regulatory compliance, and growth of the Company. Employee will have responsibility for fostering open communications between all business segments and departments with clear lines of authority and delegated responsibilities maintained and consistently monitored.

Specific responsibilities will include:

 .    Develop and maintain a financial organization that leads the industry in accurate and timely financial/tax reporting, regulatory compliance and facilities standards.

 .    Provide strategic direction and leadership to achieve established profit plan goals by developing and implementing strategies and tactics which will build a return-on-investment and increase earnings. Direct and analyze studies of general economic, business and financial conditions and measure their impact on the organization's policies and operations. Review the financial impact of both existing and new service offerings/recommendations, keeping abreast of competitor actions, and think strategically about new financial products, services, applications, programs and markets.

 .    Develop both short and long-range strategic financial plans and programs, as well as operational support systems, which are responsive to both company and industry challenges. Propose and implement policies for the establishment and maintenance of inventory levels for raw materials, equipment, supplies, and materials in process.

 .    Lead the requisite due diligence, financial analysis, and preparation of pro-forma information for all potential acquisition and joint venture targets.

 .    Ensure that the organization is in full compliance with all federal, state and other regulatory and licensing agencies' requirements. This includes all GAAP (Generally Accepted Accounting Principles) and FASB (Federal Accounting Standards Board) regulations and promulgation, along with strict adherence to the Federal Social Security Act "Anti-Kickback" and "Stark II" statutes.

 .    Develop monthly and annual revenue forecasts.  Ensure that the revenue, volume and profitability objectives are achieved while also leading the industry in quality outcomes.

     Also prepare reasonable long-range forecasts of volume, marketshare, financial requirements, human resource needs, medical practice changes, and facility requirements.

 .    Oversee strategic information systems, plans, and programs to ensure that the organization's IT architecture, resources, and information reporting is state-of-the-art and compatible with the company's needs and growth objectives.

 .    Ensure that the financial, information technology, and other functions reporting to the Chief Financial Officer have a full complement of aggressive, well-prepared, well-motivated, ethical, and highly competent professionals at all times. Develop appropriate programs and processes as needed in the areas of recruitment, training, and full communications.

 .    Continually benchmark actual operating results (financial and quality)
     against established goals and budget in a time frame which allows corrective action to be taken on a timely basis. Establish uniform and verifiable standards of performance. Develop new metrics as necessary.

 .    Develop and maintain close professional relationships, where possible, with officers of key customers, prospective customers, professional services organizations and vendors. Interaction with and development of relationships with the financial community and investors, including interaction with commercial lenders, attorneys, investment bankers and financial analysts.

 .    Participate in professional organizations, associations, and educational programs/seminars in order to build long-term business relationships and identify new business opportunities that can be opportunistically pursued.

 .    Build community relations consistent with corporate goals of good citizenship by responding to community requirements and reciprocally informing the community of company programs and events.

 .    Implement established corporate administrative policies and procedures to include maintenance of permanent records in compliance with corporate, legal, and health agency requirements.

 .    Advise the Chief Executive Officer of the projected impact of policies and practices on investments, quality, and earnings. Contribute, as a valued member of senior management, to an atmosphere of shared knowledge and strategic creativity with other management members.